Exhibit 2

JOINT FILING AGREEMENT

The undersigned agree that the Statement on Schedule 13G to which this exhibit is attached is filed on behalf of each of them in capacities set forth below.

Date: February 13, 2004	CLAYTON, DUBILIER & RICE FUND V LIMITED PARTNERSHIP

By: CD&R Associates V Limited Partnership, its general partner

By: CD&R Investment Associates II, Inc., its managing general partner

		By:	/s/ Theresa A. Gore
Name: Theresa A. Gore
Title: Vice President and Treasurer

Date: February 13, 2004	CD&R ASSOCIATES V LIMITED PARTNERSHIP

By: CD&R Investment Associates II, Inc., its managing general partner

	By:	/s/ Theresa A. Gore
Name: Theresa A. Gore
Title: Vice President and Treasurer

Date: February 13, 2004	CD&R INVESTMENT ASSOCIATES II INC.

	By:		/s/ Theresa A. Gore
Name: Theresa A. Gore
Title: Vice President and Treasurer

Date: February 13, 2004	CLAYTON, DUBILIER & RICE FUND VI LIMITED PARTNERSHIP

By: CD&R Associates VI Limited Partnership, its general partner

By: CD&R Investment Associates VI, Inc., its general partner

		By:	/s/ Theresa A. Gore
Name: Theresa A. Gore
Title: Vice President and Treasurer

Date: February 13, 2004	CD&R ASSOCIATES VI LIMITED PARTNERSHIP

By: CD&R Investment Associates VI, Inc., Its managing general partner

	By:	/s/ Theresa A. Gore
Name: Theresa A. Gore
Title: Vice President and Treasurer

Date: February 13, 2004	CD&R INVESTMENT ASSOCIATES VI, INC.

	By:	/s/ Theresa A. Gore
Name: Theresa A. Gore
Title: Vice President and Treasurer